Exhibit 23.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

To The Board of Directors of Methanex Corporation

We consent to the inclusion in this annual report on Form 40-F of:

•

Our auditors’ report dated March 15, 2012 on the consolidated statements of financial position of Methanex Corporation (“the Company”) as at December 31, 2011, December 31, 2010 and January 1, 2010, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years ended December 31, 2011 and December 31, 2010; and

•	Our Report of Independent Registered Public Accounting Firm dated March 15, 2012 on the effectiveness of internal control over financial reporting as of December 31, 2011 each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2011.

We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-112624 and No. 333-141833) on Form S-8 and No. 333-177632 on Form F-9/A of the Company.

Chartered Accountants

Vancouver Canada

March 15, 2012